November 1, 2018

MagneGas Applied Technology Solutions, Inc.
c/o Board of Directors
11885 44th Street North
Clearwater, FL 33762

Re: Consent to Appointment to Executive Position

Dear Board of Directors,

I hereby voluntarily accept my appointment as interim Chief Financial Officer of MagneGas Applied Technology Solutions, Inc., a Delaware corporation (the "Company") effective November 2, 2018.

By: ______________________________
Name: Timothy Hauck